Exhibit 10.15

PROMISSORY NOTE

$250,000	January 21, 2015

Houston, Texas

FOR VALUE RECEIVED, the undersigned, LAPOLLA INDUSTRIES, INC., a Delaware corporation (“Maker”), promises to pay to the order of RICHARD J. KURTZ, a New Jersey resident (“Payee”, which terms shall herein in every instance refer to any owner or holder of this Note) the sum of Two Hundred and Fifty Thousand Dollars and No/100 Cents ($250,000), payable as hereinafter stated being payable in lawful money of the United States of America at 15402 Vantage Parkway East, Suite 322, Houston, Texas 77032 or at such other place as Payee may hereafter designate in writing.

The principal balance hereof advanced and from time to time remaining unpaid shall be paid, including interest, payable to Payee on June 10, 2017, or such other time as the parties may agree in writing. Maker may prepay this Note in whole or in part at any time without being required to pay any penalty or premium for such privilege.

The principal balance hereof advanced and from time to time remaining unpaid shall bear interest at eight percent (8%) per annum.

This Note shall be governed by and construed under the applicable laws of the state of Texas and the laws of the United States of America.

For purposes of any suit relating to this Note, Maker hereof submits itself to the jurisdiction of any Court sitting in the State of Texas and further agrees that venue in any suit arising out of this Note or any venue shall be fixed in Harris County, Texas.

THIS PROMISSORY NOTE AND THE INDEBTEDNESS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATED IN RIGHT OF PAYMENT AND CLAIM TO CERTAIN INDEBTEDNESS AND OBLIGATIONS AS PROVIDED BY THE CERTAIN SUBORDINATION AGREEMENT DATED APRIL 16, 2014, AS AMENDED NOVEMBER 14, 2014, AMONG PAYEE, BANK OF AMERICA, N.A., AND MAKER, AND THE CERTAIN SUBORDINATION AGREEMENT DATED DECEMBER 10, 2013, AS AMENDED NOVEMBER 14, 2014, AMONG PAYEE, ENHANCED CREDIT SUPPORT LOAN FUND, LP, AND MAKER, AND THE RIGHT OF PAYEE OR ANY SUBSEQUENT HOLDER HEREOF ARE EXPRESSLY SUBJECT TO THE TERMS THEREOF, AS MAY BE AMENDED OR OTHERWISE MODIFIED FROM TIME TO TIME.

LAPOLLA INDUSTRIES, INC.

A Delaware corporation

By: /s/  Michael T. Adams, EVP

Name: Michael T. Adams

Title: Executive Vice President